                                                                     EXHIBIT 4.7

         FIRST AMENDMENT TO NATCO GROUP PROFIT SHARING AND SAVINGS PLAN

               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2002)

         WHEREAS, the National Tank Company has heretofore adopted the NATCO Group Profit Sharing and Savings Plan (As Amended and Restated Effective January 1, 2002) (the "Plan"); and

         WHEREAS, pursuant to Section 16.1 of the Plan, the Plan Administrative Committee (the "Committee") has the authority to adopt amendments to the Plan that do not have a significant cost impact on the Employers; and

         WHEREAS, the Committee desires to amend the Plan on behalf of the Company and the other participating Employers to reflect certain legislative and regulatory developments and to implement certain design changes.

         NOW, THEREFORE, the Plan is amended as follows and such amendments shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of such amendments:

I.       Effective as of January 1, 2002:

                           1. The reference to "5%" in the first sentence of Section 3.1(a) of the Plan shall be deleted and the reference to "1%" shall be substituted therefor.

                           2. The phrase "and Paragraph (g) above" shall be added to the first sentence of Section 3.1(h) of the Plan after the parenthetical phrase "(as adjusted pursuant to Paragraph (f) above)" contained therein.

                           3. The first two sentences of Section 3.7(a) of the Plan shall be deleted and the following shall be substituted therefor:

         "Rollover Contributions may be made to the Plan by any Eligible Employee of amounts received by such Eligible Employee from a qualified plan described in section 401(a) or 403(a) of the Code, an annuity contract described in section 403(b) of the Code or an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; provided, however, that the Plan will not accept a Rollover Contribution of any after-tax employee contributions from any source. In addition, the Plan will accept a Rollover Contribution of the portion of a distribution received by an Eligible Employee from an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includable in gross income. Rollover Contributions may only be made to the Plan pursuant to and in accordance with applicable provisions of the Code. Any Eligible Employee desiring to effect Rollover Contributions must execute and file with the Committee the form described by the Committee for such purpose. A Rollover Contribution shall be credited to the Rollover Account of the Eligible Employee making such Rollover Contribution as of the day on which the Rollover Contribution is made. Qualified direct Rollover Contributions may be made to the Plan by any Eligible Employee of amounts received by such Eligible Employee from any of a qualified plan described in section 401(a) or 403(a) of the Code (excluding after-tax employee contributions), an annuity described in section 403(b) of the Code but excluding after-tax employee contributions or an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. Qualified direct Rollover Contributions may be made to the Plan only pursuant to and in accordance with applicable provisions of the Code and Treasury regulations promulgated thereunder. A direct Rollover Contribution of amounts that are `eligible rollover distributions' within the meaning of section 402(f)(2)(a) of the Code may be made to the Plan irrespective of whether such eligible rollover distribution was paid to the Eligible Employee or paid to the Plan as a `direct' Rollover Contribution."

         4. The last sentence of Section 11.1(c) of the Plan shall be deleted.

II. Effective as of December 20, 2002:

         1. The first two lines of Section 1.1(12)(C) of the Plan shall be deleted and the following shall be substituted therefor:

                  "(C)The Compensation of any Participant taken into account for purposes of the Plan, except for purposes of the application of the limitations under sections 402(g) and 414(v) of the Code, as described, respectively, in Sections 4.5 and 3.1(d) of the Plan, shall be limited to $200,000 for any Plan Year with such limitation to be:"

         2. The second sentence of Section 3.1(b) of the Plan shall be deleted and the following shall be substituted therefor:

      "A Participant who has elected to defer a portion of his Compensation may change his deferral election percentage (within the percentage limits set forth in Paragraph (a) above), effective as of the first day of any payroll period, by communicating such new deferral election percentage to his Employer in the manner and within the time period prescribed by the Committee."

         3. Section 7.2 of the Plan shall be deleted and the following shall be substituted therefor:

                  "7.2 TOTAL AND PERMANENT DISABILITY DETERMINED. A Participant shall be considered totally and permanently disabled if such Participant has been determined to be disabled under any Company-sponsored long-term disability plan, or if such Participant is not eligible for coverage under any such plan, then such Participant shall be considered totally and permanently disabled if such Participant has been determined eligible to receive Social Security disability benefits under the federal Social Security Act."

III. Effective as of January 1, 2003, the following new Section 10.7 shall be added to Article X of the Plan:

                  "10.7    MINIMUM DISTRIBUTION REQUIREMENTS.

                  (a) The provisions of this Section 10.7 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 Distribution Calendar Year.

                  (b) The requirements of this Section 10.7 will take precedence over any inconsistent provisions of the Plan.

                  (c) All distributions required under this Section 10.7 will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code.

                  (d) Notwithstanding the other provisions of this Section 10.7, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

                  (e) The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

                           (1) If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

                           (2) If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

                           (3) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                           (4) If the Participant's surviving spouse is the Participant's sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Paragraph (disregarding item
                  (1) above), will apply as if the surviving spouse were the Participant.

         For purposes of this Paragraph (e) and Paragraph (g) below, unless item
         (4) above applies, distributions are considered to begin on the Participant's Required Beginning Date. If item (4) above applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under item (1) above. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under item (1) above), the date distributions are considered to begin is the date distributions actually commence. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Paragraphs (f) and (g) of this Section 10.7, whichever is applicable. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

                  (f) During the Participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

                           (1) the quotient obtained by dividing the Participant's Account Balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or

                           (2) if the Participant's sole Designated Beneficiary for the Distribution Calendar Year is the Participant's spouse, the quotient obtained by dividing the Participant's Account Balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the Distribution Calendar Year.

         Required minimum distributions will be determined under this Paragraph
         (f) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.

                  (g) If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as follows:

                           (1) The Participant's remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                           (2) If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For Distribution Calendar Years after the year of the surviving spouse's death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

                           (3) If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, the Designated Beneficiary's remaining Life Expectancy is calculated using the age of the Designated Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

         If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the Participant's remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                  (h) If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as provided in item
         (1), (2) or (3) of Paragraph (g), whichever is applicable. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under item (1) of Paragraph (e), this Paragraph
         (h) will apply as if the surviving spouse were the Participant. Notwithstanding the foregoing, if the Participant dies before distributions begin and there is a Designated Beneficiary, distribution to the Designated Beneficiary is not required to begin by the date specified in Paragraph (e) above but the Participant's entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death. If the Participant's surviving spouse is the Participant's sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this Paragraph will apply as if the surviving spouse were the Participant.

                  (i) For purposes of this Section 10.7, the following terms and phrases shall have these respective meanings:

                           (1) Designated Beneficiary: The individual who is designated as a Participant's beneficiary under Section 9.2 of the Plan and is a Designated Beneficiary under section 401(a)(9) of the Code and section 1.401(a)(9)-1, Q&A-4,of the Treasury regulations.

                           (2) Distribution Calendar Year: A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Paragraph (e). The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

                           (3) Life Expectancy. Life Expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

                           (4) Participant's Account Balance. The balance in a Participant's Accounts as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Participant's Accounts as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. A Participant's Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

                           (5) Requiring Beginning Date. With respect to a Participant or beneficiary, the date described in Section 10.1(d) of the Plan."

IV. As amended hereby, the Plan is specifically ratified and reaffirmed.

         IN WITNESS WHEREOF, the party has caused these presents to be executed this 20th day of December, 2002.

                           NATIONAL TANK COMPANY

                           By: /s/ DAVID F. WALKER
                               ------------------------------
                           Name:  David F. Walker
                                 ----------------------------
                           Title: Director of Human Resources
                                 ----------------------------